   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 2000
                                                REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    5918 Stoneridge Mall Road                     94-3019135
(State or other jurisdiction of        Pleasanton, California 94588         (I.R.S. Identification Number)
 incorporation or organization)  (Address of principal executive offices)
                                                  (Zip)

                              --------------------

                          SAFEWAY 401(k) PLAN AND TRUST

                           (Full titles of the plans)

                              --------------------

                             Robert A. Gordon, Esq.
                    Senior Vice President And General Counsel
                                  SAFEWAY INC.
                            5918 Stoneridge Mall Road
                          Pleasanton, California 94588
                                 (925) 467-3000
            (Name, address and telephone number, including area code,
                              of agent for service)
                                   Copies to:
                              Scott R. Haber, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                              --------------------

                         Calculation of Registration Fee

======================================================================================================================
                                                                               Proposed
                                                        Proposed                Maximum
        Title of                 Amount                 Maximum                Aggregate              Amount of
     Securities to                to be              Offering Price            Offering             Registration
   be Registered (1)           Registered              Per Share               Price (2)                 Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.01 par value                 8,000,000                 (2)              $401,250,000          $105,930
issuable under the
Safeway 401(k) Plan and
Trust(3)
======================================================================================================================

(1) In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Safeway 401(k) Plan and Trust, described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares registered hereunder (the average ($50.15625) of the high ($50.625) and low ($49.6875) prices for the
         Company's Common Stock quoted on the New York Stock Exchange on September 11, 2000).

(3) The Safeway 401(k) Plan and Trust (formerly called the Profit-Sharing Plan of Safeway Inc. and its United States Subsidiaries) authorizes the issuance of 14,000,000 shares of the Company's common stock, 1,500,000 of which were previously registered on Form S-8 (File No. 333-37207) filed with the Commission on October 10, 1990.

                                       I.
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           In this registration statement, Safeway Inc. is sometimes referred to as "we," "us" or "our."

                  Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 8,000,000 shares of our common stock reserved for issuance under the Safeway 401(k) Plan and Trust (the "Plan"), which increase was approved by our board of directors on July 31, 2000.

                  Pursuant to General Instruction E, we incorporate by reference the following documents we or the Plan filed with the Commission pursuant to
Section 13 of the Exchange Act (Commission file number 1-41):

                     - Safeway's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

                     - Safeway's Quarterly Report on Form 10-Q for the periods
                       ended March 25, 2000 and June 17, 2000;

                     - Description of our common stock contained in our
                       registration statement on Form 8-A filed with the Commission on February 20, 1990, including the amendment on Form 8 dated March 26, 1990;

                     - Safeway's registration statement on Form S-8, File No.
                       333-37207, filed with the Commission on October 10, 1990; and

                     - All documents filed by us or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

                  Information that we or the Plan file later with the Commission will automatically update and supersede this information.

ITEM 8.  EXHIBITS.

    4.1 Safeway 401(k) Plan and Trust (formerly called the Profit-Sharing Plan of Safeway Inc. and its United States Subsidiaries) (as filed with our registration statement on Form S-1 (File No. 3-333888).

    5.1     Internal Revenue Service Determination letter (see Item 9(d)).

   23.1     Consent of Deloitte & Touche LLP.

   24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).

---------------

ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 31st day of August 31, 2000.

                                  SAFEWAY INC.

                                  By: /s/  Robert A. Gordon
                                      -----------------------------------------
                                      Robert A. Gordon
                                      Senior Vice President and General Counsel


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Gordon with full power of substitution and full power to act without the other, such person's true and lawful attorney-in-fact and agent to act for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 31, 2000.

       Signature                                          Title
       ---------                                          -----
/s/  Steven A. Burd                     Chairman, President and Chief Executive Officer
-----------------------------           (Principal Executive Officer)
Steven A. Burd


/s/  David G. Weed                      Executive Vice President, Chief Financial Officer
-----------------------------           (Principal Financial Officer and Principal Accounting
David G. Weed                           Officer)


/s/  James H. Greene, Jr.               Director
-----------------------------
James H. Greene, Jr.


/s/  Paul Hazen                         Director
-----------------------------
Paul Hazen


/s/  Hector Ley Lopez                   Director
-----------------------------
Hector Ley Lopez


/s/  Robert I. MacDonnell               Director
-----------------------------
Robert I. MacDonnell

/s/  Peter A. Magowan                   Director
-----------------------------
Peter A. Magowan


/s/  George R. Roberts                  Director
-----------------------------
George R. Roberts


/s/  Rebecca A. Stirn                   Director
-----------------------------
Rebecca A. Stirn


/s/  William Y. Tauscher                Director
-----------------------------
William Y. Tauscher

                  Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended, the Benefit Plan Committee has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Pleasanton, California on August 31, 2000.


                                       SAFEWAY 401(k) PLAN AND TRUST


                                       By: /s/ David F. Bond
                                         --------------------------------------
                                          Name: David F. Bond
                                          Title: Benefits Plan Committee Member



                                       By: /s/ Michael J. Boylan
                                         --------------------------------------
                                          Name: Michael J. Boylan
                                          Title: Benefits Plan Committee Member



                                       By: /s/ David F. Faustman
                                         --------------------------------------
                                          Name: David F. Faustman
                                          Title: Benefits Plan Committee Member



                                       By: /s/ Dick W. Gonzales
                                         --------------------------------------
                                          Name: Dick W. Gonzales
                                          Title: Benefits Plan Committee Member



                                       By: /s/ Kenneth W. Oder
                                         --------------------------------------
                                          Name: Kenneth W. Oder
                                          Title: Benefits Plan Committee Member



                                       By: /s/ Melissa C. Plaisance
                                         --------------------------------------
                                          Name: Melissa C. Plaisance
                                          Title: Benefits Plan Committee Member

                                INDEX TO EXHIBITS

  Exhibit

    4.1 Safeway 401(k) Plan and Trust (formerly called the Profit-Sharing Plan of Safeway Inc. and its United States Subsidiaries) (as filed with our registration statement on Form S-1 (File No.
            3-333888).

    5.1     Internal Revenue Service Determination letter (see Item 9(d)).

   23.1     Consent of Deloitte & Touche LLP.

   24 Power of Attorney. (Incorporated by reference in the signature page to the Registration Statement).